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                                                                  Exhibit 10.4




                            PAINE WEBBER GROUP INC.

                   SENIOR OFFICER DEFERRED COMPENSATION PLAN





                                                                         2/28/94
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                            PAINE WEBBER GROUP INC.

                   SENIOR OFFICER DEFERRED COMPENSATION PLAN



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                                                                                                      Page
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
1.       Purposes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1

2.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1

3.       Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4

         (a)     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4
         (b)     Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4

4.       Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4

5.       Deferrals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4

         (a)     Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
         (b)     Date of Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5

6.       Deferral Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5

         (a)     Establishment; Crediting of Amounts Deferred . . . . . . . . . . . . . . . . . .        5
         (b)     Hypothetical Investment Vehicles . . . . . . . . . . . . . . . . . . . . . . . .        5
         (c)     Allocation and Reallocation of Hypothetical Investments  . . . . . . . . . . . .        5
         (d)     Rabbi Trusts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
         (e)     Investment Partnerships  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6

7.       Deferral of Certain Stock-Denominated Awards; Rabbi Trusts . . . . . . . . . . . . . . .        6

         (a)     Establishment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
         (b)     Investment of Rabbi Trust Assets . . . . . . . . . . . . . . . . . . . . . . . .        6
         (c)     Settlement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7

8.       Settlement of Deferral Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7

         (a)     Form of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
         (b)     Timing of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
         (c)     Financial Emergency and Other Payments . . . . . . . . . . . . . . . . . . . . .        7
         (d)     Tax Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8
         (e)     Investment Partnerships  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8

9.       Provisions Relating to Participants Subject to Section 16 of the
         Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8

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                            PAINE WEBBER GROUP INC.


                   SENIOR OFFICER DEFERRED COMPENSATION PLAN




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10.      Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8

11.      Amendments to the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8

12.      General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9

         (a)     Limits on Transfer of Awards; Beneficiaries  . . . . . . . . . . . . . . . . . .        9
         (b)     Receipt and Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
         (c)     Unfunded Status of Awards; Creation of Trusts  . . . . . . . . . . . . . . . . .        9
         (d)     Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
         (e)     Other Participant Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
         (f)     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9

13.      Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10

                            PAINE WEBBER GROUP INC.
                   SENIOR OFFICER DEFERRED COMPENSATION PLAN



Senior Officer Deferred Compensation Plan

         1. PURPOSES. The purposes of this Senior Officer Deferred Compensation Plan (the "Plan") are (a) to provide executive officers and other selected key executives of Paine Webber Group Inc. ("PWG") with the opportunity to elect to defer receipt of certain compensation and awards, and have such deferred amounts deemed invested in specified investment vehicles, and (b) to provide for mandatory deferral of payment of certain compensation and awards to executive officers and other selected key executives in the best interests of the PWG and its stockholders.

         2. DEFINITIONS. In addition to terms defined elsewhere in the Plan, the following terms shall be defined as set forth below:

                 (a) "Administrator" shall mean the Chief Administrative Officer of PaineWebber Incorporated or other executive appointed by the Committee to administer the Plan and any rabbi trust created thereunder, except as may be otherwise required under Section 9.

                 (b) "Change in Control" shall mean the occurrence of any of the following events:

                 (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than PWG, a subsidiary, any trustee or other fiduciary holding securities under an employee benefit plan of PWG or a subsidiary, or any corporation owned, directly or indirectly, by the stockholders of PWG in substantially the same proportions as their contemporaneous ownership of voting securities of PWG, is or becomes a "20% Beneficial Owner." For purposes of this provision, a "20% Beneficial Owner" shall mean a person who is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
                          Act), directly or indirectly, of securities of PWG representing 20% or more of the combined voting power of PWG's then-outstanding voting securities (a "20% Beneficial Owner"); provided that (A) the term "20% Beneficial Owner" shall not include any Beneficial Owner who has crossed such 20% percent threshold solely as a result of an acquisition of securities directly from PWG, or solely as a result of an acquisition by PWG of PWG securities, until such time thereafter as such person acquires additional voting securities other than directly from PWG and, after giving effect to such acquisition, such person would constitute a 20% Beneficial Owner; and (B) with respect to any person who is and remains eligible to file a Schedule 13G pursuant to Rule 13d-1(b)(1) under the Exchange Act with respect to PWG securities, there shall be excluded from the number of securities deemed to be beneficially owned by such person for purposes of determining whether such person is a 20% Beneficial Owner a number of securities representing

                          10% of the combined voting power of PWG's then-outstanding voting securities;

                 (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of PWG, together with any new director (other than a director designated by a person who has entered into an agreement with PWG to effect a transaction described in paragraph (i), (iii), or (iv) hereof) whose election by the Board or nomination for election by PWG's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

                 (iii) the stockholders of PWG approve a merger, consolidation, recapitalization, or reorganization of PWG, or a reverse stock split of any class of voting securities of PWG, or the consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 80% of the total voting power represented by the voting securities of PWG or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned at least 80% of the combined voting power of the voting securities of PWG outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 80% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of PWG or such surviving entity or of any subsidiary of PWG or such surviving entity;

                 (iv) the stockholders of PWG approve a plan of complete liquidation of PWG or an agreement for the sale or disposition by PWG of all or substantially all of PWG's assets (or any transaction having a similar effect); or

                 (v) any other event which the Board of Directors (or the Compensation Committee of the Board of Directors, if and to the extent that the Compensation Committee must exercise sole discretion over the matter in order to comply with applicable requirements of Rule 16b-3 under the Exchange Act) determines shall constitute a Change in Control for purposes of this Plan;

         provided that a Change in Control shall not be deemed to have occurred if, prior to the occurrence of a specified event that would otherwise constitute a Change in Control under paragraphs (i) through (iv) hereof, the Continuing Directors of PWG then





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         in office, by a majority vote thereof, determine that the occurrence of such specified event shall not be deemed to be a Change in Control hereunder or shall not be deemed to be a Change in Control with respect to a particular Participant under this Plan if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee or director of PWG or its subsidiaries.


                 (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

                 (d) "Committee" shall mean the Compensation Committee of the Board of Directors of PWG; provided that, except as may be otherwise required under Section 9 or by applicable law, any function of the Committee may be delegated by it to the Administrator.

                 (e) "Deferral Account" shall mean a bookkeeping account established and maintained by PaineWebber to record the deferrals by a Participant, as described in Section 6(a), and any notional income, gains or losses credited or debited with respect to such deferrals. Deferral Accounts shall be maintained solely as bookkeeping entries to evidence unfunded, non-transferable obligations of PaineWebber.

                 (f) "Disability" shall mean termination of employment due to inability to perform assigned duties due to physical or mental incapacity as determined by the Committee.

                 (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

                 (h) "PaineWebber" shall mean PWG and its direct and indirect subsidiaries.

                 (i) "Participant" shall mean any executive officer or other key executive of PaineWebber selected by the Committee who participates or makes an election to participate in the Plan.

                 (j) "Valuation Date" shall mean the close of business on the last business day of each calendar quarter; provided that, in the case of termination of employment for reasons other than normal retirement, death, or Disability, the Valuation Date shall be the close of business on the last business day of the month in which employment terminates, and in the case of a Change in Control of PWG, the Valuation Date shall be the date of such Change in Control; and provided that, with respect to payments of a portion of the Deferral Account notionally invested in any investment partnership, Valuation Date shall mean the day immediately prior to the date of such payment.





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                 3.       ADMINISTRATION.

                 (a)      General.   The Committee and the Administrator shall
         administer the Plan in accordance with its terms, and will have all powers necessary to accomplish such purpose, including the power to specify rules, election forms and other forms, and instructions for such forms. Any actions of the Committee and the Administrator with respect to the Plan will be conclusive and binding upon all persons interested in the Plan, except that any action of the Administrator will not be binding on the Committee. The Committee and Administrator may each appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan.

                 (b) Limitation of Liability. Each member of the Committee and the Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of PaineWebber, PaineWebber's independent certified public accountants, consultants, legal counsel, or other professional retained by PaineWebber to assist in the administration of the Plan. Neither a member of the Committee, the Administrator, nor any officer or employee of PaineWebber acting on behalf of the Committee or Administrator shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and such persons shall, to the extent permitted by law, be fully indemnified and protected by PaineWebber with respect to any such action, determination, or interpretation.

         4. PARTICIPATION. Employees of PaineWebber who are reporting persons for purposes of Section 16(a) of the Exchange Act with respect to the stock of PWG and other key executives of PaineWebber, in each case selected by the Committee, will be eligible to become Participants in the Plan if such employees receive or are to receive compensation or awards which are permitted to be deferred under the Plan. The Administrator shall notify each employee of his or her eligibility to participate in the Plan not later than 30 days (or such lesser period as may be practicable in the circumstances) prior to any deadline for filing an election form.

         5. DEFERRALS. Subject to the approval of the Committee, a Participant may elect to defer compensation or awards to be received from PaineWebber, including salary, annual incentive, PWG common stock or stock-based awards, shares received on stock option exercises, and other compensation payable under plans and programs or otherwise, as may be provided under the terms of such plans and programs or designated by the Committee; provided, however, that a Participant may defer, with respect to a given year, receipt of only that portion of the Participant's salary, annual incentive or other compensation that exceeds the FICA maximum taxable wage base plus 1.45% of all wages in excess of such FICA maximum of such Participant. In addition to such limitation, and any terms and conditions of deferral set forth under plans, programs or other arrangements from which receipt of compensation or awards is deferred, the Committee may impose limitations on the amounts permitted to be deferred and other terms and conditions on deferrals under the Plan. Any such limitations, and other terms and conditions of deferral, shall be set forth in the administrative guidelines relating to the Plan or election forms, other forms, or instructions published by the Committee and/or the Administrator. The Committee is authorized to permit, in its discretion, further elective deferrals of amounts previously deferred under this Plan. In addition, the Committee may mandate deferral of payment in accordance with the Plan of all or a portion of the compensation or awards to be received from PaineWebber, including





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salary, annual incentive, PWG common stock or stock-based awards, shares received on stock option exercises, and other compensation payable under plans and programs or otherwise, as may be provided under the terms of such plans and programs or designated by the Committee.

                 (a) Elections. Once an election form, properly completed, is received by PaineWebber, the elections of the Participant shall be irrevocable; provided that the Committee may, in its discretion, permit a Participant to change elections relating to a Deferral Account by filing a later election form.

                 (b) Date of Election. An election to defer compensation or awards hereunder must be received by PaineWebber by specified deadlines or under other conditions set by the Administrator, in its discretion, with respect to each element of compensation or type of award.

         6.      DEFERRAL ACCOUNTS.

                 (a) Establishment; Crediting of Amounts Deferred. One or more Deferral Accounts shall be established for each Participant, as determined by the Administrator. The amount of compensation or awards deferred with respect to each Deferral Account shall be credited to such Account as of the date on which such amounts would have been paid to the Participant but for the Participant's election to defer receipt hereunder or on such other date as directed by the Committee in connection with mandatorily deferred compensation or awards. The amounts of hypothetical income and appreciation and depreciation in value of such account will be credited and debited to such Account from time to time. Unless otherwise determined by the Committee or Administrator, cash amounts credited to a Deferral Account shall be deemed invested in a hypothetical investment vehicle as of the date of deferral.

                 (b) Hypothetical Investment Vehicles. Unless the Committee determines otherwise, amounts credited to a Deferral Account shall be deemed to be invested, at the Participant's direction, in one or more investment vehicles as may be specified from time to time by the Committee. The Committee may change or discontinue any hypothetical investment vehicle available under the Plan in its discretion, provided that each affected Participant is given the opportunity, without limiting or otherwise impairing any other right of such Participant regarding changes in investment directions, to redirect the allocation of his or her Deferral Account deemed invested in the discontinued investment vehicle among the other hypothetical investment vehicles, including any replacement vehicle.

                 (c) Allocation and Reallocation of Hypothetical Investments. Subject to Section 6(e) below, a Participant may allocate amounts credited to his or her Deferral Account to one or more of the hypothetical investment vehicles authorized under the Plan. Subject to the rules established by the Administrator, Participants may reallocate amounts credited to his or her Deferral Account as of the Valuation Date following the Participant's election to one or more of such hypothetical investment vehicles, by filing with the Administrator a notice, in such form as may be specified by the Administrator, not later than the 15th of the month preceding such Valuation Date. The Committee or Administrator may, in its discretion, restrict allocation into or reallocation by specified





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         Participants into or out of specified investment vehicles or specify minimum amounts that may be allocated or reallocated by Participants.

                 (d) Rabbi Trusts. The Committee may, in its discretion, establish rabbi trusts, and deposit amounts therein to satisfy PaineWebber's obligations with respect to a Participant's Deferral Account established under this Section 6. In such case, the amounts of hypothetical income and appreciation and depreciation in value of such Deferral Account shall, unless the Committee determines otherwise, equal the actual income on, appreciation and depreciation of, the assets in such rabbi trust (including, unless otherwise determined by the Committee, charges against such assets for transaction costs and to reflect all or a specified portion, as determined by the Committee, of PWG's costs resulting from the payment of taxes on the income on and appreciation of trust assets prior to the time PWG is entitled to a tax deduction for payment of the Deferral Account). Other provisions of this Section 6 notwithstanding, the timing of allocations and reallocations of assets in such a Deferral Account, and the investment vehicles available with respect to such Deferral Account, may be varied to reflect the timing of actual investments of the assets of such rabbi trust and the actual investments available to such rabbi trust.

                 (e) Investment Partnerships. Anything in this Plan to the contrary notwithstanding, a Participant will not be permitted to reallocate portions of his or her Deferral Account which are deemed invested in investment partnerships unless such reallocation is permitted by the Committee. In making such determination, the Committee may take into account (i) the extent to which cash or other distributions have been made to limited partners who have made direct investments in such investment partnerships, (ii) the restrictions on transfers applicable to interests in the investment partnerships, and
         (iii) such other factors as the Committee deems relevant. For purposes of this Section 6(e), cash or other property which is deemed to be distributed from investment partnerships as a result of distributions made to partners in investment partnerships will not be treated as invested in investment partnerships for purposes of Deferral Accounts.

         7.      DEFERRAL OF CERTAIN STOCK-DENOMINATED AWARDS; RABBI TRUSTS.

                 (a) Establishment. If authorized by the Committee and subject to any terms and conditions imposed by the Committee, Participants may elect to defer, under the Plan, awards denominated in PWG common stock specified by the Committee. At or after the time of deferral of such a stock-denominated award, a separate sub-account in the Deferral Account shall be established for such Participant that shall be denominated in notional shares of stock corresponding to the number of shares subject to the stock-based award that was deferred. At the time of such deferral, the Executive Committee of the Board of Directors of PWG may authorize the contribution to any rabbi trust established under the Plan of that number of whole shares of PWG common stock equal to the number of shares subject to the stock-denominated award that has been deferred (and cash in lieu of any fractional share thereof) plus cash equal to any other deferred award.

                 (b) Investment of Rabbi Trust Assets. The trustee of each rabbi trust, which shall be a party unaffiliated with PaineWebber, shall be authorized, upon written instructions received from the Administrator or investment manager appointed by

         PWG, to invest and reinvest the assets of the trust in accordance with the trust agreement, including the disposition of shares of PWG common stock and reinvestment of the proceeds in one or more investment vehicles designated by the Committee or Administrator; provided that no such disposition shall be made until the date that the shares of stock subject to the deferred award would otherwise have been transferable by the Participant. Unless otherwise determined by the Committee, the Participant shall have no right to direct investments of amounts credited to such sub-account of the Deferral Account.

                 (c) Settlement. Subject to Section 8, the Participant shall be entitled to receive, in settlement of such sub- account of the Deferral Account, a cash payment in an amount equal to the value of the assets of such Deferral Account as of the applicable Valuation Date; provided that the trustee may, at the direction of the Committee or Administrator, distribute assets of the rabbi trust other than PWG common stock to the Participant in settlement of PaineWebber's obligations to the Participant under the Deferral Account.

         8.      SETTLEMENT OF DEFERRAL ACCOUNTS.

                 (a) Form of Payment. PaineWebber shall settle a Participant's Deferral Account (including a sub-account of the Deferral Account established under Section 7 hereof) and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Deferral Account, by payment of cash or, in the discretion of the Committee or Administrator, by delivery of other assets other than PWG common stock.

                 (b) Timing of Payments. Payments in settlement of a Deferral Account shall be made at the date(s) or events(s), and in such number of installments, as may be directed by the Participant in his or her election relating to such Deferral Account, or as may be directed by the Committee in connection with mandatorily deferred compensation or awards (but in either case no later than ten years after termination of employment), or earlier in the following circumstances:

                 (i) In the event of termination of employment for reasons other than normal or early retirement, as defined under the Supplemental Employee's Retirement Plan for Certain Senior Officers, death, or Disability, a single lump sum payment in settlement of any Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) shall be made as promptly as practicable following the next Valuation Date, unless otherwise determined by the Administrator; or

                 (ii) In the event of a Change in Control, payments in settlement of any Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) will be made within fifteen business days following such Change in Control.

                 (c) Financial Emergency and Other Payments. Other provisions of the Plan (except Sections 6(e), 8(e) and 9) notwithstanding, if the Committee or Administrator determines that a Participant has a financial emergency of such a substantial nature and beyond the individual's control that payment of amounts previously deferred under the Plan is warranted, the Committee or Administrator may direct the payment to the Participant of all or a portion of the balance of a Deferral Account and the time and manner of such payment, and the Committee may direct such payments in other circumstances if, in the exercise of its independent judgment, it determines that circumstances beyond the individual's control warrant such action.

                 (d) Tax Withholding. PaineWebber is authorized and permitted to withhold from amounts otherwise payable in settlement of a Deferral Account amounts required to be withheld in order to satisfy federal, state, and local tax withholding obligations with respect to such payments. To the extent that payments under the Plan are made in securities or other property, PaineWebber shall have the right, as a condition to the payment of such amounts, to require the Participant to make arrangements reasonably satisfactory to the Administrator for the payment of such tax withholding obligations.

                 (e) Investment Partnerships. Anything in this Plan or a Participant's deferral election to the contrary notwithstanding, the Committee may defer the payment of the portion of a Participant's Deferral Account which is deemed invested in investment partnerships until such time as (i) the investments in the investment partnerships made by PaineWebber through the rabbi trust established by PaineWebber for the Participant is repurchased by the general partner of the investment partnerships or otherwise disposed of by the trustee, or
         (ii) the investment partnerships have terminated and the assets thereof have been distributed to the partners therein.

         9. PROVISIONS RELATING TO PARTICIPANTS SUBJECT TO SECTION 16 OF THE EXCHANGE ACT. With respect to Participants who are subject to reporting under Section 16(a) of the Exchange Act ("Section 16 Participants"):

                 (a) Any function of the Committee or Administrator under the Plan relating to such Section 16 Participants shall be performed by the Committee.

                 (b) The maximum number of notional amounts denominated in shares of PWG common stock ("Notional Stock Units") that are credited to the Deferral Accounts of Section 16 Participants under the Plan for the first time in any calendar year shall not exceed one million shares of PWG common stock.

                 (c) Notional Stock Units credited to the Deferral Account of a Section 16 Participant at the time that amounts are to be paid to such Participant under the terms of the Plan and the Participant's deferral election shall be paid to the Participant in cash.

         10. STATEMENTS. The Administrator will furnish statements to each Participant reflecting the amount credited to a Participant's Deferral Accounts and transactions therein not less frequently than once each calendar year.

         11. AMENDMENTS TO THE PLAN. The Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of Participants, stockholders, or any other person; provided that, without the consent of a Participant, no such action shall materially and adversely affect the rights of such Participant with respect to any previously deferred compensation or award. Notwithstanding the foregoing, the Committee may, in its sole discretion, terminate the Plan and distribute to Participants the amounts credited to their Deferral Accounts.

         12.     GENERAL PROVISIONS.

                 (a) Limits on Transfer of Awards; Beneficiaries. No right of a Participant under the Plan shall be pledged, encumbered, hypothecated, or liable for or subject to any lien, obligation, or liability of such Participant, or shall be assignable or transferable by such Participant, otherwise than by will or the laws of descent and distribution; provided that a Participant may designate beneficiaries to receive any payment under the Plan in the event of death of the Participant.

                 (b) Receipt and Release. Payments (in any form) to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the compensation or awards deferred and relating to the Deferral Account to which the payments relate against PaineWebber, the Committee, or the Administrator, and the Administrator may require such Participant or beneficiary, as a condition to such payments, to execute a receipt and release to such effect.

                 (c) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for deferred compensation. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general creditor of PaineWebber; provided that the Committee may authorize the creation of trusts, including but not limited to the trusts referred to in Sections 6 and 7 hereof, or make other arrangements to meet PaineWebber's obligations under the Plan, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

                 (d) Compliance. A Participant in the Plan shall have no right to receive payment (in any form) with respect to his Deferral Account until legal and contractual obligations of PaineWebber relating to establishment of the Plan and the making of such payments shall have been complied with in full.

                 (e) Other Participant Rights. No Participant shall have any of the rights or privileges of a stockholder of PWG under the Plan, including as a result of the crediting of PWG common stock equivalents or other amounts to a Deferral Account, or the creation of any rabbi trust and deposit of such common stock therein. No provision of the Plan or transaction thereunder shall confer upon any Participant any right to be employed by PaineWebber, or interfere in any way with the right of PaineWebber to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 12(a) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

                 (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

         13.     EFFECTIVE DATE.  The Plan shall be effective as of December 8,
                 1993.





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